UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

TMST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 North Ridgetop Road Santa Fe, New Mexico	87506
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Director or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On October 2, 2009, Garrett Thornburg, Chairman of the Board of Directors of TMST, Inc., resigned from the Board of Directors of TMST, Inc., effective immediately.

Section 8 – Other Events

Item 8.01	Other Events

On October 5, 2009, the Board of Directors unanimously appointed Thomas F. Cooley as Chairman of the Board.

Mr. Cooley is the Richard R. West Dean and the Paganelli-Bull Professor of Economics at the New York University Stern School of Business, as well as a Professor of Economics in the NYU Faculty of Arts and Science. The former President of the Society for Economic Dynamics and a Fellow of the Econometric Society, Professor Cooley is a widely published scholar in the areas of macroeconomic theory, monetary theory and policy and the financial behavior of firms, and is recognized as a national leader in both macroeconomic theory and business education. Dean Cooley is a member of the Council of Foreign Relations and serves on the Board of TMST, Inc. He also writes a weekly column for FORBES.com. Before joining NYU Stern, Dean Cooley was a Professor of Economics at the University of Rochester, University of Pennsylvania, and UC Santa Barbara. Prior to his academic career, Dean Cooley was a systems engineer for IBM Corporation. Dean Cooley received his BS from Rensselaer Polytechnic Institute, and his MA and PhD from the University of Pennsylvania. He also holds a doctorem honoris causa from the Stockholm School of Economics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMST, INC.

Date: October 5, 2009	By:	/s/ ANNE-DRUE M. ANDERSON
Anne-Drue M. Anderson President